LEASE

THIS LEASE is made as of this 29th day of January, 1999, by and between

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (hereinafter called "Landlord") and Athletic Training Equipment Company, Inc., a Delaware corporation and a wholly owned subsidiary of Sport Supply Group, Inc. (hereinafter called "Tenant").

1.   PREMISES

     Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "Premises") outlined in red on Exhibit A and described in the Basic Lease Information. The Premises may be all or part of the building (the "Building'') or of the project (the "Project") which consists of one building. The Building and Project are outlined in blue and green respectively on Exhibit A.

2.   POSSESSION AND LEASE COMMENCEMENT

     A. Construction of Improvements. The term commencement date ("Term Commencement Date") shall be the earlier of the date on which:
(1) Tenant takes possession of some or all of the Premises for the conduct of Tenant's business, or (2) the Improvements constructed or to be constructed in the Premises shall have been substantially completed in accordance with the plans and specifications referenced in Paragraph 39 hereof, whether or not substantial completion of the Building itself shall have occurred, and a certificate of occupancy is issued for the Premises. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Estimated Term Commencement Date, Landlord shall not be subject to any liability therefore, nor shall Landlord be in default hereunder; provided, however, if substantial completion of the Improvements has not occurred and a certificate of occupancy has not been issued on or before (i) June 11, 1999, Tenant shall be entitled to a credit against the first Base Rent otherwise payable hereunder in an amount equal to $708.33 per day for each day that shall elapse from June 11, 1999 until substantial completion has been achieved and a certificate of occupancy has been issued for the Premises, and (ii) October 1, 1999, Tenant shall have the right to terminate this Lease by written notice to Landlord, in which event this Lease shall terminate and the parties shall have no further rights or obligations hereunder. Substantial completion shall have occurred notwithstanding Tenant's submission of a punch list to Landlord, which Tenant shall submit, if at all, within thirty (30) days after the Term Commencement Date. Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. Landlord agrees that it shall provide Tenant with advance written notice if Tenant will not be able to have lawful occupancy of (i) the factory portion of the Premises by May 1, 1999 for the purpose of making such portion of the Premises ready for the conduct of Tenant's business to be conducted therein, and (ii) the office portion of the Premises by June 1, 1999 for the purpose of making such portion of the Premises ready for the conduct of Tenant's business to be conducted therein, such written notice to be provided by Landlord to Tenant at least 60 days prior to the applicable date set forth in clause (i) or (ii) as applicable.

3.   TERM

     The Term of this Lease shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

4.   USE

     A. General. Tenant shall use the Premises for the Permitted Use and for no other use or purpose. Tenant shall control Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "Tenant's Parties") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the Parking Density at any time. Tenant and Tenant's Parties shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the parking areas and driveways of the Project, subject to such rules and regulations as Landlord may from time to time prescribe.

     B. Limitations. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants of the Building or Project in which the Premises are situated or interfere with their use of their respective premises. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any harmful liquids in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designed for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract.

     C. Compliance with Regulations. By entering the Premises, Tenant accepts the Premises, subject to all existing or future applicable municipal, and federal and other governmental statutes, regulations, laws and ordinances, including zoning ordinances and regulations governing and relating to the use, occupancy and possession of the Premises and the use, storage, generation and disposal of Hazardous Materials (hereinafter defined) in, on and under the Premises (collectively "Regulations"). Except for preexisting violations, Tenant shall, at Tenant's sole expense, strictly comply with all Regulations now in force or which may hereafter be in force relating to Tenant's specific use of the Premises (it being understood and agreed that any such Regulations that are applicable to property owners generally, such as sprinklering requirements, shall be complied with by Landlord at its sole expense) and/or the use, storage, generation of Hazardous Materials in, on and under the Premises. Tenant shall at its sole cost and expense obtain all licenses or permits necessary to Tenant's use of the Premises (other than a certificate of occupancy which shall be Landlord's obligation). Tenant shall promptly comply with the reasonable requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, or about the Premises or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building, or Project, or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law for which Tenant is responsible hereunder or comply with the requirements as set forth herein.

D. Hazardous Materials. Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be used, generated, stored or disposed of on or about the Premises, the Building or the Project (other than materials used in the ordinary course of Tenant's business which shall be used by Tenant in compliance with all applicable laws). As used in this Lease, "Hazardous Materials" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "Hazardous Substances", "Hazardous Materials", "Hazardous Wastes", "Toxic Substances", or other similar designations in any federal, state or local law, regulation, or ordinance. Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the costs of all such inspections, tests and investigations to be borne by Tenant if it is determined that Tenant is not in compliance with applicable laws. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against all liabilities, losses, costs and expenses, demands, causes of action, claims or judgments directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials by Tenant or any of Tenant's Parties, which indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this lease.

5.   RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with any reasonable rules and regulations Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or Project. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the rules and regulations. The rules and regulations are attached hereto as Exhibit "C" and made a part hereof.

6.   RENT

     A. Base Rent. Tenant shall pay to Landlord, without demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Base Rent commences on other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date.

     B. Additional Rent. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, the interest and late charge described in Paragraph 26.D., any monies spent by Landlord pursuant to Paragraph 30, and Tenant's Proportionate Share of Basic Operating Cost, as specified in Paragraph 7 of this Lease, shall be considered additional rent ("Additional Rent"). "Rent" shall mean Base Rent and Additional Rent.
7.   BASIC OPERATING COST

     A. Basic Operating Cost. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share, as defined in the Basic Lease Information, of Basic Operating Cost in the manner set forth below. Landlord shall account for each item of Basic Operating Cost as either a cost attributable to the Building or to the Project, as determined by Landlord in Landlord's sole discretion, and unless provided to the contrary in this Lease, Tenant shall pay the applicable Tenant's Proportionate Share of each such Basic Operating Cost, as set forth in the Basic Lease Information. Basic Operating Cost shall mean all reasonable expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the management, maintenance, preservation and operation of the Project and its supporting facilities (determined in accordance with generally accepted accounting principles, consistently applied) including but not limited to the following:

     (1) Taxes. All real property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the Rent (or any portion or component thereof) (all of the foregoing being hereinafter collectively referred to as "real property taxes"), or any tax imposed in substitution, partially or totally, or any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes except (a) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (b) taxes computed upon the basis of net income of Landlord or the owner of any interest therein, except as otherwise provided in the following sentence. Basic Operating Cost shall also include any taxes, assessments, or any other fees imposed by any public authority upon or measured by the monthly rental or other charges payable hereunder, including, without limitation, any gross income tax or excise tax levied by the local governmental authority in which the Project is located, the federal government, or any other governmental body with respect to receipt of such rental, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net to Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

     (2) Insurance. All insurance premiums and costs, including but not limited to, any deductible amounts, premiums and cost of insurance incurred by Landlord, as more fully set forth in Paragraph 8.A. herein.

     (3) Repairs and Improvements. Repairs, replacements and general maintenance for the Premises, Building and Project (except for those repairs expressly made the financial responsibility of Landlord pursuant to the terms of this Lease, repairs to the extent paid for by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Project other than Tenant). Such repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the Project, Building, or Premises before or after the Term Commencement Date that reduce any other Basic Operating Cost, are reasonably necessary for the health and safety of the occupants of the Project, or are made to the Project, Building or Premises by Landlord before or after the date of this Lease and are required under any governmental law, regulation, or requirements for project approval pursuant to a law enacted after the date of this Lease, such costs or allocable portions thereof to be amortized over such reasonable period as is consistent with the useful life of the item in question in accordance with generally accepted accounting principles, together with interest on the unamortized balance at the "prime rate" charged at the time such improvement or capital assets are constructed or acquired by Wells Fargo Bank, N.A. (San Francisco), plus two (2) percentage points, but in no event more than the maximum rate permitted by law.

     (4) Services. All expenses relating to maintenance, janitorial and service agreements and services, and costs of supplies and equipment used in maintaining the Premises, Building and Project and the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, alarm service, window cleaning, elevator maintenance, Building exterior maintenance and landscaping.

     (5) Utilities. Utilities which benefit all or a portion of the Premises, Building or Project.

     (6) Management Fee. A management and accounting cost recovery fee equal to 3.25% of the sum of Base Rent and Basic Operating Cost.

     (7) Legal and accounting. Legal and accounting expenses relating to the Project, including the cost of audits by certified public accountants.

     Notwithstanding the foregoing, Basic Operating Cost shall not include the following:

     (i) amounts for which Landlord is entitled to be reimbursed from any source (including, but not limited to, warranties provided in connection with the initial construction of the Building, insurance proceeds, and tenants of the Building);

     (ii) capital expenditures other than as expressly provided above;

     (iii) Landlord's expenses in leasing space in the Building including, without limitation, leasing commissions, tenant improvement costs and legal fees related to leasing space in the Building;

     (iv) promotional and advertising costs;

     (v)  costs incurred due to Landlord's violation of any lease;

     (vi) interest, principal or any other charges related to mortgages or other debt of Landlord;

     (vii) any costs, fines or penalties incurred due to violation by Landlord of any rule or regulation or legal requirement;

     (viii) amounts paid by Landlord to its affiliates, or affiliates of the management company, which exceed the amounts that would have been paid for the services or goods in question to an independent third party in an arm's length transaction;

     (ix) Landlord's overhead and general administrative expenses;

     (x) costs for items and services which Landlord provides selectively to one or more tenants of the Building other than Tenant (provided that repairs performed by Landlord relating to the premises leased by a particular tenant may be included within Basic Operating Cost if (i) the tenant in question is not required to reimburse Landlord for the cost of the repair, and (ii) such repairs are otherwise in the nature of common area charges and made for the benefit of all tenants of the Building); and

     (xi) tort claims not covered by insurance.

     In no event shall Landlord be entitled to recover more than its actual Basic Operating Cost in any year period. If any expense falls in more than one category, it shall be counted only once.

     Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants.

     B. Payment of Estimated Basic Operating Cost. "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such fiscal year made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Cost with installment of Base Rent for the fiscal year to which the Estimated Basic Operating Cost applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Basic Operating Cost is projected to vary from the then Estimated Basic Operating Cost by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Cost for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Basic Operating Cost for such year.

     C. Computation of Basic Operating Cost Adjustment. "Basic Operating Cost Adjustment" shall mean the difference between Estimated Basic Operating Cost and Basic Operating Cost for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, as determined by Landlord, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the Fiscal year just ended, accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payment based upon Estimated Basic Operating Cost is less than Tenant's Proportionate Share of Basic Operating Cost, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement. If such statement shows that Tenant's payment of Estimated Basic Operating Cost exceeds Tenant's Proportionate Share of Basic Operating Cost, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Basic Operating Cost adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year that this Lease is in effect.

     D. Net Lease. This shall be a net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the ownership, maintenance and operation of the Building or Project in accordance with the terms hereof.

     E. Tenant Audit. In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B or 7.C. above, Tenant shall have the right, not later than twenty
(20) days following the receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Basic Operating Cost for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of five percent (5%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord: otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within twenty (20) days after receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof.

8.   INSURANCE AND INDEMNIFICATION

     A. Landlord's Insurance. Landlord agrees to maintain insurance insuring the Building against fire, lightning, vandalism and malicious mischief (including, if Landlord elects, "All Risk" coverage, earthquake, and/or flood insurance), in an amount not less than eighty percent (80%) of the replacement cost thereof, with deductibles and the form and endorsements of such coverage as selected by Landlord. Such insurance may also include, at Landlord's option, insurance against loss of Base Rent and Additional Rent, in an amount equal to the amount of Base Rent and Additional Rent payable by Tenant for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall be for the sole benefit of Landlord and under Landlord's sole control. Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine.

     B.   Tenant's Insurance.

     (1) Property Insurance. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements made by or for Tenant to the Premises, insuring such property for the full replacement value of such property.

     (2) Liability Insurance. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term either Comprehensive, General
Liability insurance or Commercial General Liability insurance applying to the use and occupancy of the Premises and the Building, and any part of either, and any areas adjacent hereto, and the business operated by Tenant, or by any other occupant on the Premises. Such insurance shall include Broad Form Contractual Liability Insurance coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a general aggregate limit of Two Million Dollars ($2,000,000.00).
In addition, Tenant shall carry umbrella liability coverage of
$25,000,000.
All such policies shall be written to apply to all bodily injury, property damage or loss, personal injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage, (ii) including employees as additional insured; (iii) deleting any liquor liability exclusion; and (iv) providing for coverage of employer's automobile non-ownership liability. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insured shall not reduce or avoid coverage to the other named insured; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Said coverage shall be written on an "occurrence" basis, if available. If an "occurrence" basis form is not available, Tenant must purchase "tail" coverage for the most number of years available, and Tenant must also purchase "tail" coverage if the retroactive date of an "occurrence" basis form is changed so as to leave a gap in coverage for occurrences that might have occurred in prior years. If a "claims made" policy is ever used, the policy must be endorsed so that Landlord is given the right to purchase "tail" coverage should Tenant for any reason not do so or if the policy is to be canceled for nonpayment of premium.

     (3) General Insurance Requirements. All coverages described in this Paragraph 8.B. shall be endorsed to provide Landlord with thirty
(30) days' notice of cancellation or change in terms. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried under this Lease shall be written by companies rated A + XII or better in "Best's Insurance Guide" and authorized to do business in Nevada. Any insurance policy required to be carried by Tenant hereunder may have a $10,000 deductible. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expiring policies, certified copies of Tenant's insurance policies, or a certificate evidencing the same issued by the insurer thereunder, showing that all premiums have been paid for the full policy period; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

     C. Indemnification. Landlord shall not be liable to Tenant for any loss or damage to person or property caused by theft fire, acts of God, acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Project or failure to make any such repair, except (i) to the extent attributable to Landlord's negligence, willful misconduct or breach of its obligations under this Lease or (ii) as expressly otherwise provided in Paragraph 10. Tenant shall indemnify, defend by counsel acceptable to Landlord, protect and hold Landlord harmless from and against any and all liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys' fees and court costs, arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises by Tenant, or from activities of Tenant, Tenant's Parties or anyone in or about the Premises or Project, (2) claims for work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project, and (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease. The foregoing indemnity shall not be applicable to claims arising from the negligence or willful misconduct of Landlord or from Landlord's breach of its obligations under this Lease. The provisions of this Paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

9.   WAIVER OF SUBROGATION

     To the extent permitted by law, Landlord and Tenant each waive any right to recover against the other for (a) damages to property: (b) damages to the Premises or any part thereof; and (c) claims arising by reason of the foregoing due to hazards covered by insurance. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of the paragraph. This Paragraph 9 overrides any other provision in this Lease to the contrary.

10.  LANDLORD'S REPAIRS AND SERVICES

     Landlord shall at Landlord's expense maintain the structural soundness of the structural beams of the roof, foundations and exterior walls of the Building, as well as all other structural components of the Building, in good repair, reasonable wear and tear excepted. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Landlord shall perform on behalf of Tenant and other tenants of the Project, as an item of Basic Operating Cost, the maintenance of the Building, Project, and public and common areas of the Project, including but not limited to the roof, pest extermination, the landscaped areas, parking areas, driveways, the truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, electric and telephone equipment servicing the Building(s), exterior lighting, hot water, heating and air conditioning systems and anything which affects the operation and exterior appearance of the Project, which determination shall be at Landlord's reasonable discretion.
Except for the expenses directly involving the items specifically described in the first sentence of this Paragraph 10, Tenant shall reimburse Landlord for all such costs in accordance with Paragraph 7. Any damage caused by or repairs necessitated by any act of Tenant may be repaired by Landlord at Landlord's option and at Tenants expense.
Tenant shall immediately give Landlord written notice of any defect or need of repairs after which Landlord shall have a reasonable opportunity to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance. All repair and maintenance by Landlord shall be done by Landlord in a manner consistent with other first-class industrial properties in the Sparks, Nevada area.

11.  TENANT'S REPAIRS

     Tenant shall at Tenant's expense maintain all parts of the Premises in a good, clean and secure condition and promptly make all necessary repairs and replacements, including but not limited to all windows, glass, doors, walls and wall finishes, floor covering, heating, ventilation and air conditioning systems, truck doors, dock bumpers, dock plates and levers, plumbing work and fixtures, downspouts, electrical and lighting systems, and fire sprinklers; provided, however, Tenant shall have no obligation to make any such repairs, maintenance or replacements which are otherwise Landlord's obligations hereunder; and provided, further that Tenant shall have no obligation to make any such repairs, maintenance or replacements as are necessitated due to construction or material defects in the initial construction of the Improvements which repairs, maintenance and replacements shall be made by Landlord at its sole cost and expense . Tenant shall at Tenant's expense also perform regular removal of trash and debris. If required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any. Tenant shall, in the event Landlord does not, as provided for in Paragraph 10 above, at Tenant's own expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord (which approval shall not be unreasonably withheld or delayed). The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days after the Term Commencement Date. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or Tenant's Parties.

12.  ALTERATIONS

     Tenant shall not make, or allow to be made, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed alterations and additions which: (a) comply with all applicable laws, ordinances, rules and regulations; (b) are in Landlord's opinion compatible with the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems; and (c) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed alterations or additions, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of alteration or additions, and the time for performance of such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval hereunder. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications. All such alterations, physical additions or improvements shall remain the property of Tenant until termination of this Lease, at which time they shall be and become the property of Landlord if Landlord so elects; provided, however, that Landlord may, at Landlord's option, require that Tenant, at Tenant's expense, remove any or all alterations, additions, improvements and partitions made by Tenant and restore the Premises by the termination of this Lease, whether by lapse of time, or otherwise, to their condition existing prior to the construction of any such alterations, additions, partitions or leasehold improvements; provided, however, Tenant shall, in no event, be required to remove any of the Improvements initially constructed by Landlord pursuant to the terms hereof. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to so remove such alterations, additions, improvements and partitions or Tenant's trade fixtures or furniture Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Basic Operating Cost, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of the alterations, additions or improvements within the Premises, and on Tenant's interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord. Notwithstanding anything to the contrary contained herein, Tenant may, without Landlord's consent, make alterations and additions to the Premises which are nonstructural in character and the aggregate cost of which does not exceed $10,000 per project. Tenant agrees to give Landlord written notice of such alterations promptly following the completion thereof.

13.  SIGNS

     All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the common areas or the exterior of the Premises, shall be subject to Landlord's prior written approval (which approval shall not be unreasonably withheld). Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval. Any installation of signs or graphics on or about the Premises and Project shall be subject to any applicable governmental laws, ordinances, regulations and to any other requirements reasonably imposed by Landlord. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.

14.  INSPECTION/POSTING NOTICES

     After reasonable notice, except in emergencies where no such notice shall be required, Landlord, and Landlord's agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants (provided that exhibiting the Premises to prospective tenants shall be limited to the final 180 days of the Lease
Term), purchasers, encumbrances or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. At any time within six (6) months prior to the end of Term, Landlord shall have the right to erect on the Premises and/or Project a suitable sign indicating that the Premises are available for lease.

15.  UTILITIES
     Tenant shall pay directly for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as reasonably determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project. Notwithstanding the foregoing, in the event of any interruption in the furnishing of any such utilities or services, Landlord shall use its best efforts to restore such utilities and services as soon as possible.
Notwithstanding anything to the contrary contained herein, if any such interruption in the utilities or services is due to Landlord's negligence or intentional act or omission, and the Premises are rendered untenantable as a result of such interruption, Tenant shall be entitled to an abatement of all rent from the time such interruption commenced until all services and utilities are fully restored. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

16.  SUBORDINATION

     This Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon said Project, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security; provided, however, the subordination of this Lease to any such ground lease, mortgage or deed of trust hereafter existing is expressly conditioned upon Tenant and the ground lessor or mortgagee in question entering into a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to Tenant ("SNDA"). Landlord represents and warrants that there are no mortgages, deeds of trusts or ground leases that affect the Building as of the date hereof. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord in accordance with the terms of the applicable SNDA. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant's attornment or the subordination of this Lease, in accordance with the terms hereof, with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form reasonably requested by Landlord or by a ground landlord, mortgagee, or beneficiary under a deed of trust.

17.  FINANCIAL STATEMENTS

     At the request of Landlord, Tenant shall provide to Landlord the current publicly available financial statement of Tenant's parent entity, Sport Supply Group, Inc., which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the Project.

18.  ESTOPPEL CERTIFICATE

     Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired portion of this Lease, and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that Tenant's obligation to furnish certificates in a timely fashion is a material inducement for Landlord's execution of the Lease. Tenant shall be entitled to make such qualifications to the statements contained in such estoppel certificate as are necessary to make them factually accurate.

19.  SECURITY DEPOSIT

     Tenant agrees to deposit with Landlord upon execution of the Lease, a Security Deposit as stated in the Basic Lease Information, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Landlord may use and commingle the Security Deposit with other funds of Landlord.

20.  TENANT'S REMEDIES

     The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of the individual or other partners, directors, officers and shareholders of Landlord, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners, directors, officers, and shareholders of Landlord. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. The foregoing shall not be a limitation on Tenant's right to exercise any equitable remedies to which it is entitled or other remedies expressly granted to Tenant under this Lease. It is agreed that if Landlord fails to perform any of its obligations hereunder and such failure continues beyond the time reasonably necessary to cure same following written notice from Tenant to Landlord, Tenant may take such actions as are necessary to cure such failure. Landlord agrees to reimburse Tenant upon demand for all sums expended by Tenant in curing Landlord's failure, together with interest thereon at the maximum non-usurious rate permitted by applicable law; provided, however, if Landlord fails to reimburse Tenant for such amounts, Tenant may offset same against rent due under the Lease.

21.  ASSIGNMENT AND SUBLETTING

     A. General. Tenant shall not assign or sublet the Premises or any part thereof without Landlord's prior written approval except as provided herein. Landlord agrees not to unreasonably withhold or delay its consent to any proposed assignment or subletting. Notwithstanding the foregoing, Tenant may, without Landlord's consent (i) assign this Lease or sublease the Premises to any person or entity that controls, is controlled by, or is under common control with, Tenant, and (ii) assign this Lease in connection with the sale of substantially all of the assets of Tenant as an entirety. In addition, the merger, consolidation or other change in the ownership or control of the Tenant shall not constitute an assignment or subletting or require Landlord's consent;

provided that in case of a merger, the net worth of the surviving entity immediately following the transaction is equal to or greater than the net worth of Tenant immediately prior to the transaction. The transactions described in the immediately preceding two sentences are hereinafter collectively referred to as the "Permitted Transactions".
If Tenant desires to assign this Lease or sublet any or all of the Premises (other than in connection with a Permitted Transaction), Tenant shall give Landlord written notice ten (10) days prior to the anticipated effective date of the assignment or sublease. Landlord shall then have a period of five (5) days following receipt of such notice to notify Tenant in writing that Landlord elects either: (1) to terminate this Lease as to the space so affected as of the date so requested by Tenant; or (2) to permit Tenant to assign this Lease or sublet such space, subject, however, to Landlord's prior written approval of the proposed assignee or subtenant and any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (1) above, but written approval by Landlord of the proposed assignee or subtenant shall be required. If Landlord does not exercise the option provided in subitem (1) above, Landlord's consent to a proposed assignment or sublet shall not be unreasonably withheld. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: The use of the Premises by such proposed assignee or subtenant would not be a permitted use or would increase the Parking Density of the Project; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project; the assignment or subletting would entail any alterations which would lessen the value of the leasehold improvements in the Premises; or if Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by Landlord to approve a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under this Paragraph 21.A., Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant.

     B. Bonus Rent. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable brokerage commission, shall be divided and paid, ten percent (10%) to Tenant, ninety percent (90%) to Landlord. This Paragraph 21(B) shall not be applicable to any Permitted Transaction.
     C. Liability. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

22.  AUTHORITY OF PARTIES

     Landlord represents and warrants that it has full right and authority to enter into the Lease and to perform all of Landlord's obligations hereunder. Tenant represents and warrants that it has full right and authority to enter into this Lease and to perform all of Tenant's obligations hereunder.

23.  CONDEMNATION

     A. Condemnation Resulting in Termination. If the whole or any substantial part of the Project of which the Premises are a part should be taken or condemned for any public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

     B. Condemnation Not Resulting in Termination. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in Paragraph 23.A. above, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances.

     C. Award. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

24.  CASUALTY DAMAGE

     A. General. If the Premises or Building should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord's receipt of such notice, Landlord shall notify Tenant whether in Landlord's opinion such repairs can reasonably be made either: (1) within ninety (90) days; (2) in more than ninety (90) days but in less than one hundred eighty (180) days; or (3) in more than one hundred eighty (180) days from the date of such notice. Landlord's reasonable determination shall be binding on Tenant.

     B. Less than 90 Days. If the Premises or Building should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be reasonably completed within ninety (90) days after the date of such damage, this Lease shall not terminate, and provided that insurance proceeds are available to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other leasehold improvements (other than the Improvements constructed by Landlord pursuant to the terms of this Lease) which may have been placed in on or about the Premises. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent the Premises are unfit for occupancy.

     C. Greater Than 90 Days. If the Premises or Building should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be reasonably completed in more than ninety (90) days but in less than one hundred eighty (180) days, then Landlord shall have the option of either: (1) terminating the Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of the Lease; or (2) electing to rebuild or repair the Premises to substantially the condition in which they existed prior to such damage, provided that insurance proceeds are available to fully repair the damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements (other than the Improvements constructed by Landlord pursuant to the terms of this Lease) which may have been placed in, on or about the Premises. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent the Premises are unfit for occupancy. Notwithstanding anything to the contrary contained herein, in the event that Landlord should fail to complete any repairs and rebuilding under Section 24(B) or this Section 24(C) within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delays of the contractors or subcontractors or any other causes or contingencies beyond the reasonable control of Landlord (but shall not be extended due to inavailability of insurance proceeds), Tenant may at Tenant's option within ten (10) days after the expiration of such one hundred eighty
(180) day period (as such may be extended), terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such termination notice.

     D. Greater Than 180 days. If the Premises or Building should be so damaged by fire, tornado or other casualty that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred eighty
(180) days after such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

     E. Uninsured Casualty. Notwithstanding anything herein to the contrary, in the event that the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon all rights and obligations hereunder shall cease and terminate; provided, however, if Landlord does not so wish to terminate this Lease, Landlord shall rebuild the Building and the Premises to their condition existing immediately prior to the occurrence of the casualty in question within a reasonable time and rent shall be abated proportionately to the extent that the Premises are unfit for occupancy.

     F. If the fire or other casualty is caused by the negligence of Tenant, Tenant shall not be entitled to the rent abatement to which Tenant is otherwise entitled under this Section 24 from and after the date on which Landlord's rental interruption insurance stops paying Landlord for the loss of rental arising out of such fire or other casualty.

25.  HOLDING OVER

     If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of the Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention 150% of the amount of the daily Base Rent as of the last month prior to the date of expiration or termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including reasonable attorneys' fees, resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right of reentry or any other right. Unless Landlord consents in writing to Tenant's holding over, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply.

26.  DEFAULT

     A. Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

     (1) Nonpayment of Rent. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due and the continuation of such failure for a period of ten
(10) days after written notice from Landlord to Tenant.

     (2) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraph (1) of this Paragraph 26.A., such failure continuing for thirty (30) days after written notice of such failure; provided, however, that if such failure cannot be cured through the exercise of reasonable diligence within such 30-day period, Tenant shall have such additional time as is reasonably necessary to cure such failure so long as Tenant commences its curative efforts within such 30-day period and diligently prosecutes same to completion.

     (3) General Assignment. A general assignment by Tenant for the benefit of creditors.

     (4) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filling of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of 45 days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

     (5) Receivership. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such appointment remains undismissed or undischarged for a period of 45 days after the order therefore.

     (6) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of 45 days after the levy thereof.

     B.   Remedies Upon Default.

     (1) Termination. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all arrears of rental and all other sums payable by Tenant under this Lease and all costs and expense incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

     (2) Continuation After Default. Even though an event of default may have occurred this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B. (1) hereof, and Landlord may enforce all of Landlord's rights and remedies under this Lease, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

     C. Damages After Default. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B. (1) hereof, Landlord shall have the rights and remedies of a Landlord. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss the Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (1) and (2), above shall be computed at the lesser of the "prime rate" as announced from time to time by Wells Fargo Bank, N.A. (San Francisco), plus five (5) percentage or the maximum interest rate allowed by law ("Applicable Interest Rate"). The "worth at the time of award" of the amount referred to in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award. If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable. Upon the occurrence of any event of default hereunder, Landlord shall use its reasonable efforts to mitigate its damages arising out of such event of default.

     D. Late Charge. If any installment of Rent is not paid promptly when due, such amount shall bear interest at the Applicable Interest Rate from the date on which said payment shall be due until the date on which Landlord shall receive said payment. In addition, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquency of any Base Rent that is not paid within ten (10) days after its due date, to compensate Landlord for the loss of the use of the amount not paid and the administrative cost caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represent a reasonable estimate thereof. This provision shall not relieve Tenant of Tenant's obligation to pay Rent at the time and in the manner herein specified.

     E. Remedies Cumulative. All rights, privileges and elections or remedies of the patties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

27.  LIENS

     Tenant shall keep the Premises free from Liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefore shall be payable to

Landlord by Tenant on demand with interest at the Applicable Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and material men's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or material men's liens.

28.  [INTENTIONALLY OMITTED]

29.  TRANSFERS BY LANDLORD

     In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform all of the obligations of "Landlord" to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

30.  RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

     All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent except as otherwise expressly provided herein. If Tenant shall fail to pay any sum of money, other than Base Rent and Basic Operating Cost, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, and such failure shall continue for thirty (30) days after notice thereof by Landlord (provided, however, that if any such failure cannot be cured through the exercise of reasonable diligence within thirty (30) days, Tenant shall be entitled to such additional time as is reasonably necessary to cure such failure so long as Tenant commences its curative efforts within such thirty (30) day period and diligently prosecutes same to completion), Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligation of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed. All sums, so paid by Landlord and all necessary incidental costs together with interest thereon at the Applicable Interest Rate from the date of such payment by Landlord shall be payable to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Base Rent and Basic Operating Cost.

31.  WAIVER

        If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord or Tenant to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord or Tenant to insist thereafter upon strict performance by the other party. Waiver by Landlord or Tenant of any term, covenant or condition contained in this Lease may only be made by a written document signed by the waiving party.

32.  NOTICES

     Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

     A. Rent. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amount have been actually received by Landlord.

     B. Other. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, or mailed, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

33.  ATTORNEY'S FEES

     In the event that, following an event of default, Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

34.  SUCCESSORS AND ASSIGNS

     This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord hereunder, Tenant's assigns.

35.  FORCE MAJEURE

     Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant (as applicable) shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord or Tenant (as applicable).

36.  BROKERAGE COMMISSION

     Landlord shall pay a brokerage commission to Broker (if any is named in the Basic Lease Information) in accordance with a separate agreement between Landlord and Broker. Tenant warrants to Landlord that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord and the Broker (if any) identified in the Basic Lease Information, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contact between the claimant and Tenant with respect to Landlord or the Premises. Each party shall indemnify, defend by counsel acceptable to the other party, protect and hold the other party harmless from and against any loss, cost or expense, including, but not limited to attorneys' fees and costs, resulting from any claim for a fee or commission by any broker or finder in connection with the Premises and this Lease which claim is made by the broker or finder claiming by, through or under the indemnifying party (other than Broker, whose commission shall be paid by Landlord).

37.  MISCELLANEOUS

     A. General. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

     B. Time. Time is of the essence regarding this Lease and all of its provisions.

     C. Choice of Law. This Lease shall in all respects be governed by the laws of the State of Nevada.

     D. Entire Agreement. This Lease, together with its Exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.

     E. Modification. This Lease may not be modified except by a written instrument by the parties hereto.

     F. Severability. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

     G. Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

     H. Examination of Lease. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

     I. Accord and Satisfaction. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

     J. Easements. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent, provided that no such grant or dedication shall substantially interfere with Tenant's use of the Premises. Upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

     K. Drafting and Determination Presumption. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required in this Lease or requested of Landlord, Landlord's consent, determination or estimation shall be made in Landlord's good faith opinion, whether objectively reasonable or unreasonable.

     L. Exhibits. Exhibits A, B and C attached hereto are hereby incorporated herein by this reference.
     M. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

     N. No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.


ADDITIONAL PROVISIONS:

38.  MONTHLY RENTAL:

     Months 1-60:   $18,125.50 per month ($0.29 PSF)

39.  TENANT IMPROVEMENTS

     Landlord agrees to provide a Tenant Improvement Allowance of $360,000 for the plans, permits and construction of approximately 9,000 square feet of Tenant improvements ("Improvements"). The final plan for these Tenant Improvements must be approved by Landlord (which approval shall not be unreasonably withheld or delayed). Upon final approval of such plans and specifications for the Improvements by Landlord and Tenant, Landlord shall cause the same to be constructed in accordance with such agreed-to plans and specifications and all applicable laws. Tenant shall have the right to approve the final cost of constructing the Improvements, and if Tenant fails to approve same the parties shall mutually agree to engage in value engineering and otherwise cooperate with one another so that the final cost of constructing the Improvements is acceptable to Tenant. Tenant shall not be liable for the payment of any such costs of construction that it does not approve in writing.
Upon completion of the construction of the Improvements, Landlord shall assign to Tenant on a non-exclusive basis (it being agreed that Landlord shall retain the right to itself pursue all such warranties) all contractors', subcontractors' and manufacturers' warranties in connection with the construction of the Improvements. If the cost of constructing the Improvements: (i) exceeds $360,000, Landlord shall pay the excess cost ("Excess") and in such event the monthly Base Rent shall be increased by the monthly amount needed to fully amortize the Excess over the Lease Term (at an interest rate of 10% per annum) in equal monthly installments (each such installment to include both principal and interest); or (ii) is less than $360,000, the difference shall be credited to Base Rent due hereunder over the initial Term of this Lease in equal monthly amounts; provided, however, in no event shall such credit reduce Base Rent to an amount less than $0.27 per square foot of area in the Premises per month. Landlord shall not be entitled to charge a construction management fee, but it is acknowledged that its general contractor will charge a contractor's fee in an amount approved by Landlord and Tenant.

40.  RENEWAL OPTION

     Provided Tenant is not in default of its obligations or has not been in default (following the expiration of all notice and cure periods provided herein), Tenant shall have two (2) five year options to renew this lease of the entire Premises in "as is" condition on the same terms and conditions herein, except that Base Rent for the first five (5) year option period shall be $0.29 per square foot, and for the second five
(5) year option period, Base Rent shall be $.33 per square foot. Notice of Tenant's intention to exercise this option must be given to Landlord in writing not less than one hundred eighty (180) prior to the expiration of the Lease Term or the first renewal term, as applicable. This option shall apply only to the primary Tenant and not to the assignee or subtenant of Tenant (other than an assignee or subtenant in a Permitted Transaction).

41.  EARLY OCCUPANCY

     Tenant shall have the right to enter the Premises on the date ("Early Occupancy Date") that is the later of (i) the date on which Tenant can lawfully occupy the Premises for purpose of preparing same for the conduct of Tenant's business, or (ii) May 1, 1999. All terms and conditions of the Lease, except the payment of Base Rent shall be in full force beginning on the Early Occupancy Date. Landlord waives all Base Rent that might otherwise be payable hereunder for the first three
(3) months immediately following the Early Occupancy Date. After these three months have elapsed, and provided that the Term Commencement Date has occurred, the payment of Base Rent shall commence and the rent schedule contained in Paragraph 38 shall apply (subject to any accrued credit against Base Rent that is provided in Paragraph 2(A) of this Lease). This provision overrides any conflicting provision in the Lease.

42.  RIGHT OF FIRST REFUSAL AND EXPANSION OPTION

     (a) If Tenant is not in default of any terms or conditions of this Lease (following the expiration of all notice and cure periods provided for herein), Tenant shall have the Right of First Refusal to lease the approximately twenty thousand square foot space immediately adjacent to its existing Premises during the initial thirty (30) months of this Lease. Tenant shall have forty-eight (48) hours after receipt of written notice from Landlord ("ROFR Notice") to elect to lease the adjacent space under the same terms offered to a third party. If Tenant does not elect to lease such space upon such terms, Landlord shall have the right to lease the space to the third party upon terms that are not more favorable to the third party than those proposed to Tenant in the ROFR Notice; provided, however, if Landlord fails to enter into such lease with the third party, Tenant's rights hereunder shall be reinstated. Upon the expiration or termination of any lease with the third party, or the termination of the third party's right of possession, Tenant's rights hereunder shall be similarly reinstated.

     (b) In addition to the right of first refusal provided above, Tenant shall have the right from time to time during the Term of this Lease to elect to expand the Premises to include the approximately 20,000 square feet of space immediately adjacent to the Premises, or portion thereof, upon the same terms and conditions as provided in this Lease as are applicable to the initial Premises leased hereunder, except that (i) the Base Rent shall be (A) $0.27 per square foot of area in the expansion area per month during the initial 5-year Term of this Lease,
(B) $0.29 per square foot of area in the expansion area per month during the first renewal term, and (C) $0.33 per square foot of area in the expansion area per month during the second renewal term; and (ii) the space shall be delivered to Tenant in an "as is" condition. Any such option shall be exercised by at least 14 days' prior written notice to Landlord. Notwithstanding the foregoing, it is agreed that (i) if Landlord delivers a ROFR Notice pursuant to Paragraph 42(a) above, and if Tenant desires to lease such space within the 48 hour period provided in said Paragraph 42(a), Tenant shall do so upon the terms set forth in the ROFR Notice, rather than the terms set forth in this Paragraph 42(b); and (ii) Tenant shall not have the right to exercise its expansion option under this Paragraph 42(b) if such approximately 20,000 square feet of space has been previously leased to a third party in accordance with the terms of Paragraph 42(a) above.

43.  EARLY TERMINATION

     Tenant may terminate this Lease beginning thirty (30) months after this Lease commences. In order to terminate this Lease, Tenant shall:

1. Have not been in default of the terms of the Lease (following the expiration of all notice and cure periods provided for herein).

2. Remit to Landlord the applicable cancellation fee amount pursuant to the amortization schedule attached hereto as Exhibit "B" and made a part hereof.

3. Give Landlord one hundred and eighty (180) days written notice of the option to terminate. Tenant may not deliver this written notice to Landlord until the 25th month of Tenant's Lease.

4. Tenant shall deliver the herein described Premises to the Landlord in the condition required by the Lease.

44.  GOOD WORKING ORDER

     Landlord (i) will deliver all electrical, HVAC, plumbing, mechanical, sprinkler, life safety and other systems serving the Premises, which systems existed prior to, and were not constructed or installed as a part of, the construction of the Improvements pursuant to paragraph 39 (such as, without limitation, the transformer serving the Premises), in good working order at the commencement of this Lease and
(ii) shall repair, maintain and/or replace same, as necessary, to keep same in good working order during the first 90 days of the Term.

45.  EXPANSION OPTION

     It is hereby understood and agreed that in the event Tenant requires at least 90,000 square feet and Landlord and Tenant shall have executed a new Lease Agreement for the larger premises at any Trainor Associates, or successor, managed property in Reno/Sparks, then this Lease shall be canceled as of the commencement date of the new lease covering the larger space, provided that (i) Tenant is not, and has not been, in default of the terms of this Lease (following the expiration of all notice and cure periods provided for herein), (ii) Tenant remits to Landlord any monies due at the time in question pursuant to the amortization schedule attached hereto as Exhibit "B" and made a part hereof, (iii) on the commencement date of the new lease, Tenant shall deliver the herein demised Premises to the Landlord in condition required by this Lease Agreement, and (iv) Landlord has found a replacement tenant for the Tenant's original Premises.

     Upon such cancellation, both parties shall be released from any further obligations accrued prior to such cancellation. The terms of the new Lease shall be at least five (5) years at a rental rate, terms, and conditions as if offered to other tenants for a comparable space in a comparable location in Reno/Sparks.

46. LANDLORD'S AGREEMENT. Landlord hereby waives all landlord's liens whether statutory or otherwise. Concurrently with the execution hereof, and as a condition to Tenant's obligations hereunder, Landlord shall execute and deliver to Tenant a "Landlord's Agreement" in the form required by Tenant's lender (LaSalle Business Credit, Inc.).

47.  CONTINGENCY.

     Notwithstanding anything to the contrary contained herein, Landlord's and Tenant's obligations hereunder are contingent upon the effective termination of the existing lease relating to the Premises between Landlord and Perfect Fit Industries ("Perfect Fit Lease") within

3 days after the date on which this Lease is fully executed by Landlord and Tenant. Landlord shall give Tenant written notice, prior to the expiration of such 3-day period, if the Perfect Fit Lease has not been terminated. If the Perfect Fit Lease is not so terminated within such 3-day period, either party may terminate this Lease by written notice to the other party in which event the security deposit and any prepaid rent shall be immediately refunded to Tenant, and the parties shall have no further rights or obligations hereunder; provided, however, if Landlord fails to give Tenant written notice, within such 3-day period, of the non-termination of the Perfect Fit Lease (i) the contingency set forth in this Paragraph 47 shall be deemed to have been satisfied, (ii) neither party shall have the right to terminate this Lease, and (iii) this Lease shall continue in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this lease the day and year first above written.

"LESSOR" (LANDLORD)

The Northwestern Mutual Life Insurance Company, a Wisconsin corporation

By:  /s/ Bruce C. Behnke
     Bruce C. Behnke               Date: January 29, 1999
Its: Director-Field Asset Management


"LANDLORD's AGENT"
Trainor & Associates

By:  /s/ John I. Trainor
     John I. Trainor               Date: January 29, 1999
Its: President


"LESSEE" (TENANT)
Athletic Training Equipment Company, Inc., a Delaware corporation, a wholly owned subsidiary of the Sport Supply Group, Inc.

By:   /s/ Eugene Grant
      Eugene Grant                 Date: January 29, 1999
Its:  President